Exhibit 99.1

Fluor Corporation	Brian Mershon
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7621 tel

469.398.7000 main tel	Jason Landkamer
Investor Relations
469.398.7222 tel

News Release

FLUOR ANNOUNCES EARLY RESULTS AND INCREASE IN TOTAL MAXIMUM AMOUNT FOR CASH TENDER OFFER

•	Fluor increases maximum purchase price for cash tender offer from $400 million to $500 million

•	Since June 30, 2021, including notes retired in July, Fluor’s total outstanding debt declines approximately 30% from $1.7 billion to $1.2 billion

•	Fluor continues to address its debt maturity profile and overall leverage

IRVING, TX (September 15, 2021) - Fluor Corporation (NYSE: FLR) (“Fluor” or the “Company”) today announced the early results of the previously announced offer to purchase for cash (the “Offer”) the notes listed in the table below (together, the “Notes”) for an aggregate purchase price, excluding accrued interest, of up to $400,000,000, subject to the terms and conditions of the Offer set forth in the Offer to Purchase dated August 31, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”). Additionally, Fluor announced today that it has amended the Offer by increasing the maximum aggregate purchase price, excluding accrued interest, it will accept in the Offer from $400,000,000 to $500,000,000 (as amended, the “Total Maximum Amount”) and will increase the maximum aggregate purchase price, excluding accrued interest, of 2024 Notes that it will accept in the Offer from $100,000,000 to $114,028,440 (as amended, the “2024 Notes Maximum Amount”). All other terms of the previously announced Offer remain unchanged. Acceptance of Notes with respect to the Total Maximum Amount has been determined by reference to an FX rate of EUR 1 = USD 1.1827. Capitalized terms used in this announcement but not defined have the meaning given to them in the Offer to Purchase.

The following table sets forth, among other things, the principal amount of Notes validly tendered as of 5:00 p.m., New York City Time, on September 14, 2021 (such date and time, the “Early Tender Time”) and the principal amount of Notes accepted for purchase:

Title of Security	CUSIP / ISIN	Outstanding Principal Amount (in millions)	Acceptance Priority Level	2024 Notes Maximum Amount	Principal Amount Tendered	Principal Amount Accepted	Total Consideration(1)
1.750% Senior Notes due 2023 (the “2023 Notes”)*	343412AE2 / XS1382385471	€488.000	1	n/a	€318,483,000	€318,483,000	€1,024.69
3.500% Senior Notes due 2024 (the “2024 Notes”)**	343412AC6 / US343412AC69	$488.588	2	$114,028,440	$165,114,000	$107,574,000	$1,060.00

*           Listed on the New York Stock Exchange. The 2023 Notes may be redeemed by the Company at par plus accrued interest on any date from December 21, 2022.

**         The 2024 Notes may be redeemed by the Company at par plus accrued interest on any date from September 15, 2024.

(1)	For each €1,000 principal amount of 2023 Notes or each $1,000 principal amount of 2024 Notes tendered at or prior to the Early Tender Time and accepted for purchase. The Total Consideration shown includes the Early Tender Premium.

Since tenders of the Notes exceeded the Total Maximum Amount, the Company is accepting 2024 Notes only on a prorated basis. The aggregate principal amount of each Holder’s validly tendered 2024 Notes accepted was determined by multiplying the aggregate principal amount of 2024 Notes validly tendered by such Holder by a proration factor of approximately 65.64%, and subject to the rounding and further scaling provisions set forth in the Offer to Purchase. 2023 Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time will be accepted in full without proration.

All Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time and accepted for purchase will be purchased by the Company on the “Early Settlement Date,” which is expected to occur on September 16, 2021. Payment for the Notes that are purchased will include accrued and unpaid interest on such Notes, rounded to the nearest cent per €1,000 principal amount of 2023 Notes or per $1,000 principal amount of 2024 Notes, from the last interest payment date up to, but not including, the Early Settlement Date.

The Offer is scheduled to expire at 11:59 p.m., New York City Time on September 28, 2021 (such date and time, the “Expiration Time”). Withdrawal rights expired at 5:00 p.m., New York City Time, on September 14, 2021. Notes that have been tendered may no longer be withdrawn. Since tenders of the Notes exceeded the Total Maximum Amount, no additional Notes which are tendered after the Early Tender Time and prior to the Expiration Time will be accepted for purchase.

The Company has retained D.F. King & Co., Inc. to act as Tender and Information Agent for the Offer. Questions regarding the Offer may be directed to:

D.F. King & Co, Inc.
Email: flr@dfking.com
Offer Website: www.dfking.com/fluor
48 Wall Street
New York, NY 10005
Banks and Brokers call: (212) 269-5550
All others call (toll free): (800) 755-7250

The Lead Dealer Managers for the Offer are:

BofA Securities

620 South Tryon Street, 20th Floor
Charlotte, North Carolina 28255
E-mail: debt_advisory@bofa.com or DG.LM-EMEA@bofa.com
London: +44 207 996 5420
U.S. Toll Free: +1 888 292 0070
Collect: +1 980 388 3646

BNP Paribas Securities Corp.

787 Seventh Avenue
New York, New York 10019
E-mail: dl.us.liability.management@us.bnpparibas.com or liability.management@bnpparibas.com
Attn: Liability Management Group
Collect: (212) 841-3059 or +33 1 55 77 78 94
Toll-Free: (888) 210-4358

Citigroup Global Markets Inc.	Wells Fargo Securities

The Co-Managers (together with the Lead Dealer Managers, the “Dealer Managers”) for the Offer are:

BMO Capital Markets Corp.	Comerica Securities, Inc.	Goldman Sachs & Co. LLC

MUFG Securities Americas Inc.	Regions Securities LLC	SMBC Nikko

Standard Chartered Bank	U.S. Bancorp Investments, Inc.

This news release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Offer is only made pursuant to the Offer to Purchase.

The distribution of this news release in certain jurisdictions may be restricted by law. Persons into whose possession this announcement comes are required by each of the Company, the Dealer Managers and the Tender and Information Agent to inform themselves about and to observe any such restrictions.

OFFER AND DISTRIBUTION RESTRICTIONS

Neither this news release nor the Offer to Purchase constitutes an invitation to participate in the Offer in or from any jurisdiction in or from which, or to any person to or from whom, it is unlawful to make such invitation or for there to be such participation under applicable securities laws and regulations. The distribution of this news release and the Offer to Purchase in certain jurisdictions may be restricted by laws and regulations. Persons into whose possession this news release or the Offer to Purchase comes are required by each of the Company, the Dealer Managers and the Tender and Information Agent to inform themselves about, and to observe, any such restrictions.

United Kingdom

The communication of this news release and any other documents or materials relating to the Offer is not being made, and such documents or materials have not been approved, by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents or materials is exempt from the restriction on financial promotions under Section 21 of the FSMA on the basis that it is only directed at and may be communicated to (i) persons who have professional experience in matters relating to investments, being investment professionals as defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Financial Promotion Order"); (ii) persons who fall within Article 43(2) of the Financial Promotion Order; or (iii) any other persons to whom these documents or materials may lawfully be made under the Financial Promotion Order. Any investment or investment activity to which this news release relates is available only to such persons or will be engaged only with such persons and other persons should not rely on it.

Italy

None of the Offer, this news release or any other document or materials relating to the Offer have been or will be submitted to the clearance procedures of the Commissione Nazionale per le Società e la Borsa ("CONSOB") pursuant to Italian laws and regulations. The Offer is being carried out in Italy as an exempted offer pursuant to article 101-bis, paragraph 3-bis of Legislative Decree No. 58 of 24 February 1998, as amended (the "Financial Services Act") and article 35-bis, paragraph 3 of CONSOB Regulation No. 11971 of 14 May 1999, as amended. Holders or beneficial owners of the Notes that are located in Italy can tender Notes for purchase in the Offer through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018, as amended from time to time, and Legislative Decree No. 385 of 1 September 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.

France

The Offer is not being made, directly or indirectly, to the public in the Republic of France ("France"). Neither this news release nor any other document or material relating to the Offer has been or shall be distributed to the public in France and only qualified investors (investisseurs qualifies) within the meaning of Article 2(e) of the Regulation (EU) 2017/1129 (the "Prospectus Regulation"), are eligible to participate in the Offer. This news release has not been and will not be submitted for clearance to nor approved by the Autorité des Marchés Financiers.

General

This news release does not constitute an offer to buy or the solicitation of an offer to sell Notes (and tenders of Notes in the Offer will not be accepted from Holders) in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer and any Dealer Manager or any of the Dealer Managers’ respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offer shall be deemed to be made by such Dealer Manager or affiliate, as the case may be, on behalf of the Company in such jurisdiction.

In addition to the representations referred to above in respect of the United States, each Holder participating in the Offer will also be deemed to give certain representations in respect of the other jurisdictions referred to above and generally as set out in “The Offer—Procedures for Tendering Notes” in the Offer to Purchase. Any tender of Notes for purchase pursuant to the Offer from a Holder that is unable to make these representations will not be accepted. Each of the Company, each Dealer Manager and the Tender and Information Agent reserves the right, in its absolute discretion, to investigate, in relation to any tender of Notes for purchase pursuant to the Offer, whether any such representation given by a Holder is correct and, if such investigation is undertaken and as a result the Company determines (for any reason) that such representation is not correct, such tender shall not be accepted.

Forward-Looking Statements:

This release may contain forward-looking statements (including without limitation information concerning the completion of the Offer and statements to the effect that the Company or its management "will," "believes," "expects," “anticipates,” "plans" or other similar expressions). Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning factors that could affect the Company’s results can be found in the Company's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Item 1A. Risk Factors" in the Company's Form 10-K filed on February 26, 2021. Such filings are available either publicly or upon request from Fluor's Investor Relations Department: (469) 398-7222. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

About Fluor Corporation

Fluor Corporation (NYSE: FLR) is building a better world by applying world-class expertise to solve its clients’ greatest challenges. Fluor’s 44,000 employees provide professional and technical solutions that deliver safe, well-executed, capital-efficient projects to clients around the world. Fluor had revenue of $14.2 billion in 2020 and is ranked 196 among the Fortune 500 companies. With headquarters in Irving, Texas, Fluor has been providing engineering, procurement and construction services for more than 100 years. For more information, please visit www.fluor.com or follow Fluor on Twitter, LinkedIn, Facebook and YouTube.

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